                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                       Forethought Life Insurance Company
                       Global Atlantic Distributors, LLC
                    (formerly Forethought Distributors, LLC)

      Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we," "our," or "us"), Forethought Life Insurance Company, and Forethought Distributors, LLC, your distributor (collectively, the "Company" "you" or "your"), on your behalf and on behalf of certain Accounts, (individually a "Party", collectively, the "Parties") have previously entered into a Participation Agreement dated January 31, 2013, and subsequently amended August 1, 2014 (the "Agreement").

      WHEREAS, in connection with the Company's effort of unifying its brands under the Global Atlantic name, Forethought Distributors, LLC will be renamed Global Atlantic Distributors, LLC;

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Parties now desire to amend the Agreement by this amendment (the "Amendment") as follows:

   1. Effective as of May 1, 2016, all references to Forethought Distributors, LLC or your distributor in the Agreement shall mean and be replaced by Global Atlantic Distributors, LLC (the "Distributor"); and

   2. Schedules A and G of the Agreement are deleted and replaced in their entirety with the Schedules A and G attached hereto, respectively.

   3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2016.

The Trust:                                                      FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
    ONLY ON BEHALF OF EACH PORTFOLIO LISTED
    ON SCHEDULE C OF THE AGREEMENT.                             By:
                                                                        ---------------------------------------------------------
                                                                Name:   Karen L. Skidmore
                                                                Title:  Vice President

The Underwriter:                                                FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                                                                By:
                                                                        ---------------------------------------------------------
                                                                Name:   Christopher A. Felchlin
                                                                Title:  Vice President


The Company:                                                    FORETHOUGHT LIFE INSURANCE COMPANY


                                                                By:
                                                                        ---------------------------------------------------------
                                                                Name:
                                                                Title:


The Distributor:                                                GLOBAL ATLANTIC DISTRIBUTOR, LLC


                                                                By:
                                                                        ---------------------------------------------------------
                                                                Name:
                                                                Title:

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

                                   SCHEDULE A

                        THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

Forethought Life Insurance Company
300 North Meridian Street Suite 1800
Indianapolis, IN 46204
Attn: Eric Todd, EVP, Chief Investment Officer

An insurance company organized under the laws of the State of Indiana.

THE DISTRIBUTOR

Global Atlantic Distributors, LLC
300 North Meridian Street Suite 1800
Indianapolis, IN 46204
Attn: Eric Todd, EVP, Chief Investment Officer

A corporation organized under the laws of the State of Indiana.

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

                                   SCHEDULE G

                             ADDRESSES FOR NOTICES

To the Company:                            Forethought Life Insurance Company
                                           300 North Meridian Street, Suite 1800
                                           Indianapolis, IN 46204
                                           Attention: Eric D. Todd, EVP, Chief Investment Officer

To the Distributor:                        Global Atlantic Distributors, LLC
                                           300 North Meridian Street, Suite 1800
                                           Indianapolis, IN 46204
                                           Attention: Eric D. Todd, EVP, Chief Investment Officer

To the Trust:                              Franklin Templeton Variable Insurance Products Trust
                                           One Franklin Parkway, Bldg. 920 2nd Floor
                                           San Mateo, California 94403
                                           Attention:  Karen L. Skidmore, Vice President

To the Underwriter:                        101 John F. Kennedy Parkway, 3rd Floor
                                           Short Hills, NJ 07078
                                           Attention:  Daniel T. O'Lear, President

If to the Trust or Underwriter
    with a copy to:                        Franklin Templeton Investments
                                           One Franklin Parkway, Bldg. 920 2nd Floor
                                           San Mateo, California 94403
                                           Attention:  General Counsel

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